Exhibit 10.3

                                  AGREEMENT

     This Agreement, made and entered into as of this 28th day of October, 1998, by and between CITY NATIONAL BANK AND TRUST COMPANY, a national banking association (hereinafter referred to as the "Company") and WILLIAM N. SMITH (hereinafter referred to as "Executive").

                                 WITNESSETH:

     WHEREAS, the Executive has been employed by the Company and/or its parent corporation, CNB Bancorp, Inc. (hereinafter referred to as "Parent") in various executive capacities for a period of 24 years, possesses intimate knowledge of the business and affairs of the Parent and the Company, and has acquired certain confidential information and data with respect to the Parent and the Company; and

     WHEREAS, the Parent and the Company desire to insure, insofar as possible, that they will continue to have the benefit of the Executive's services and to protect their confidential information and goodwill; and

     WHEREAS, the Parent and the Company recognize that circumstances may arise in which a Change of Control (as hereinafter defined) of the Parent or the Company occurs thereby causing uncertainty of employment without regard to the Executive's competence or past contributions, which uncertainty may result in the loss of valuable services of the Executive to the detriment of the Parent, the Company and their shareholders, and the Parent, the Company and the Executive wish to provide reasonable security to the Executive against changes in the Executive's relationship with the Parent and the Company in the event of any such Change of Control; and

     WHEREAS, the Parent, the Company and the Executive are desirous that a proposal for any Change of Control will be considered by the Executive objectively and with reference only to the business interests of the Company, the Parent and its shareholders; and

     WHEREAS, The Executive will be in a better position to consider the Parent's and the Company's best interests if the Executive is afforded reasonable security as provided in this Agreement, against altered conditions of employment, which could result from any such Change of Control.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.   Definitions.

          (a) Act. For purposes of this Agreement, the term "Act" means the Securities Exchange Act of --- 1934.

          (b) Change of Control. For purposes of this Agreement, a "Change of Control" shall mean, a change in control of the Company or of the Parent of a nature that would be required to be reported (if, in the case of the Company, the Company were a reporting company) in response to Item 1(a) of a Current Report on Form 8-K pursuant to the Act, except that any merger, consolidation or corporate reorganization in which the owners of the capital stock entitled to vote in the election of directors of the Parent or the Company ("Voting Stock") prior to said combination, own 75% or more of the resulting entity's Voting Stock shall not be considered a Change of Control for the purposes of this Agreement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any "person" (as that term in used in Sections 13(d) and 14(d)(2) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Parent, is or becomes the beneficial owner (as that term is used in Section 13(d) of the Act), directly or indirectly, of 25% or more of the Voting Stock of the Parent, the Company or their successors; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent or the Company (each an "Incumbent Board") cease for any reason to constitute at least a majority thereof provided, however, that any person becoming a director of the Parent or the Company after the beginning of such period whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall, for the purposes hereof, be considered as though he were a member of the Incumbent Board; or (iii) there shall occur the sale of all or substantially all of the assets of the Parent or the Company. Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive, acquiring, directly or indirectly, more than 25 percent of the combined voting power of the Parent's or the Company's outstanding securities.

          (c) Person. For purposes of this Agreement, "Person" shall have the meaning used in Section 3(a)(9) of the Act.

          (d) Cause. "Cause" for termination by the Parent or the Company of the Executive's employment after a Change of Control shall, for purposes of this Agreement, be limited to:

               (i) The engaging by the Executive in willful misconduct which results in demonstrable and serious injury to the Parent or the Company, monetary or otherwise;

               (ii) Conviction of a felony, as evidenced by binding and final judgment, order, or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all right of appeal; and

               (iii) Willful and continued failure by the Executive to substantially perform the Executive's duties or responsibilities. For purposes of this subsection (d), no act or failure to act on the Executive's part shall be considered "willful" unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Parent and/or Company.

     Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors of the Parent or the Company at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above and specifying the particulars thereof in detail.

     (e) Good Reason. For purposes of this Agreement, the Executive shall have a "Good Reason" for termination of employment after a Change of Control in the event of:

               (i) Any breach of this Agreement by the Parent or the Company;

               (ii) The removal of the Executive from or any failure to reelect the Executive to any of the positions with the Parent or the Company held on the date of the Change of Control or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Parent or the Company of the Executive's employment for Cause or by reason of disability;

               (iii) A good-faith determination by the Executive, which determination shall be conclusive and binding on the Parent and the Company, that there has been a significant adverse change, without the Executive's written consent, in working conditions or status, including but not limited to (A) a significant change in the nature or scope of the Executive's authority, powers, functions, duties or responsibilities, or (B) a reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which is reasonably necessary for the performance of such duties;

               (iv) a reduction in the Executive's base salary in effect immediately prior to a Change of Control or as such base salary may be increased from time to time thereafter; or the failure to increase such base salary each year after a Change of Control by an amount which at least equals, on a percentage basis, the mean percentage increase in base salary for all officers of the Company during the two full calendar years immediately preceding a Change of Control;

               (v) a failure by the Company to continue its [Executive Incentive Program], as the same may be amended or modified from time to time but substantially in the form presently in effect ("Program"), or failure by the Company to continue the Executive as a participant in the Program on at least the basis in effect immediately preceding a Change of Control or to pay the Executive any installment of a previous award or of deferred compensation, if any, under the Program or any deferred compensation program in effect in which the Executive participated immediately preceding a Change of Control;

               (vi) The Company requiring the Executive to be based anywhere other than the office at which he was based ("Office") immediately preceding the Change of Control except for required travel on business to an extent substantially consistent with the business travel obligations the Executive experienced immediately preceding a Change of Control or, in the event the Executive consents to any relocation of his Office, the failure by the Company to pay (or reimburse the Executive for) all reasonable moving expenses incurred by him relating to a change of his principal residence in connection with such relocation and to indemnify him against any loss (defined as the difference between the actual sales price of such residence and the higher of (a) the Executive's aggregate investment in such residence, or (b) the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company) realized in the sale of the Executive's principal residence in connection with any such change of residence; or

               (vii) the failure by the Parent or the Company to continue in effect any benefit or compensation plan or arrangement, in which the Executive is participating immediately preceding a Change of Control, the taking of any action by the Parent or the Company not required by law which would adversely affect the Executive's participation in or materially reduce his benefits under any such plans or deprive him of any material fringe benefit enjoyed by him at the time of the Change of Control or the failure by the Parent or the Company to provide the Executive with the number of paid vacation days, holidays and personal days to which he is then entitled in accordance with the leave policy in effect immediately preceding a Change of Control.

          (f) Code. For purposes of this Agreement, the term "Code" means in Internal Revenue Code of 1986, as amended.

          (g) Employment Period. For purposes of this Agreement, the term "Employment Period" means a period commencing on the date of a Change of Control, and ending on the fifth anniversary of such date.

          (h) Termination Date. For purposes of this Agreement, except as otherwise provided in Section 8(b) hereof, the term "Termination Date" means:

               (i) If the Executive's employment is terminated by the Executive's death, the date of death;

               (ii) If the Executive's employment is terminated by reason of voluntary early retirement, the agreed upon date of such early retirement;

               (iii) If the Executive's employment is terminated by reason of disability, 60 days after the delivery of the Notice of Termination unless the Executive shall, prior to the expiration of such period, have returned to the performance of the Executive's duties on a full-time basis;

               (iv) If the Executive's employment is terminated by the Executive voluntarily other than for Good Reason the date specified in the Notice of Termination; and

               (v) If the Executive's employment is terminated by the Parent or the Company other than by reason of disability, or by the Executive for Good Reason, 60 days after the delivery of the Notice of Termination; provided, that the conduct constituting Cause as described by the Parent or the Company in its Notice of Termination has not been cured by the Executive within such 60 day period. Notwithstanding the foregoing, the Termination Date shall be delayed if, within any period referred to above following receipt of a Notice of Termination the party receiving the Notice of Termination notifies the other party in good faith that a dispute exists concerning the termination, the Termination Date shall be the earlier of the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of court of competent jurisdiction (with time for appeal therefrom having expired and no appeal have been perfected) or the end of the Employment Period.

     2. Termination or Cancellation Prior to Chang of Control. Except as provided below, each of the Parent, the Company and the Executive shall retain the right to terminate the employment of the Executive at any time prior to a Change of Control. In addition and except as provided below, the Parent or the Company, upon approval of its Board of Directors, may cancel this Agreement, pursuant to written notice, at any time prior to a Change of Control. Notwithstanding the foregoing, neither the Parent nor the Company shall have any right to terminate the employment of the Executive or cancel this Agreement, and any such attempted termination or cancellation shall be void and of no force and effect, if, within six (6) months prior to the effective date of such termination or cancellation, representatives of the Parent or Company have engaged in discussions with a person or organization regarding a potential Change of Control and within twelve (12) months after the effective date of such termination or cancellation there occurs a Change of Control involving the person or organization with whom the prior discussions were had.

     3. Employment Period. If a Change of Control occurs when the Executive is employed by the Parent or the Company, the Parent or the Company will continue thereafter to employ the Executive and the Executive will remain in the employ of the Parent or the Company, in accordance with the terms and provisions of this Agreement, during the Employment Period.

     4. Duties. During the Employment Period, the Executive shall, in the same capacities and positions with the Parent and/or the Company held by the Executive at the time of such Change of Control or in such other capacities and positions with the Parent and/or the Company as may be agreed to by the Parent and/or the Company and the Executive in writing, devote the Executive's best efforts and all of the Executive's business time, attention and skill to the business and affairs of the Parent and/or the Company, as such business and affairs now exist and as they may hereafter be conducted.

     5. Compensation. During the Employment Period, the Executive shall be compensated by the Parent or the Company as follows:

          (a) The Executive shall receive, at such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, an annual salary not less than the Executive's aggregate annual salary as in effect as of the date of the Change of Control, subject to adjustment as hereinafter provided;

          (b) The Executive shall be reimbursed, as such intervals and in accordance with such standard policies as may be in effect on the date of the Change of Control, for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Parent or the Company, including travel expenses;

          (c) The Executive shall be included to the extent eligible thereunder in any and all plans providing general benefits for the employees of the Parent or the Company, including but not limited to, group life insurance, hospitalization, disability, medical, pension, and thrift and sharing plans and be provided any and all other benefits and perquisites made available to other employees of comparable status and position, at the expense of the Parent or the Company of a comparable basis;

          (d) The Executive shall receive annually not less than the amount of paid vacation and not fewer than the number of paid holidays received annually immediately prior to the Change of Control or such greater amount of paid vacation and number of paid holidays as may be made available annually to other employees of comparable status and position; and

          (e) The executive shall be included in all plans providing special benefits to senior executives, including but not limited to profit sharing, bonus, deferred compensation, incentive compensation, supplemental pension, stock option, stock appreciation, and similar or comparable plans extended by the Parent or the Company from time to time to senior corporate officers, key employees and other employees of comparable status.

     6. Annual Compensation Adjustments. During the Employment Period the Board of Directors of the Company or any appropriate committee thereof will consider and appraise, at least annually, the contributions of the Executive to the operating efficiency, growth, production and profits of the Parent and the Company, and in accordance with past practice, the Executive's compensation rate shall be adjusted upward, at least annually by an amount which at least equals, on a percentage basis, the mean percentage increase in base salary for all officers of the Company during the two full calendar years immediately preceding a Change of Control

     7. Payments Upon Termination.

          (a) Accrued Benefits. For purposes of this Agreement, the Executive's Accrued Benefits shall include the following amounts, payable as described herein:

               (i) All salary earned or accrued through the Termination Date;

               (ii) Reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

               (iii) Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

               (iv) A lump-sum payment of the bonus or incentive compensation otherwise payable to the Executive with respect to the year in which termination occurs under any bonus or incentive compensation plan or plans in which the Executive is a participant; and

               (v) All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company. Payment of amounts other than those described in Subsection (iv) and (v) hereof shall be made within 10 days after the Termination Date. Payment of amounts under Subsection (iv) hereof shall be made within 10 days after determination of the amount of such bonus in accordance with such plan or plans. Payment of amounts under Subsection (v) hereof shall be made promptly pursuant to the terms of any such benefit plan;

          (b) Termination Payments. For purposes of this Agreement, the Executive's Termination Payments shall include the following amounts payable as described herein:

               (i) An amount equal to the product of (A) the Executive's annual salary from the Parent and/or the Company, as in effect on the date of the Change of Control as adjusted upward, from time to time, pursuant to Section 6 hereof ("Annual Salary") plus (B) the highest incentive compensation earned by the Executive during the twenty-four (24) months ended on the Termination Date, times (C) the lesser of three or the number of years (rounded to the nearest one-twelfth) remaining in the Employment Period, provided, however, that such amount shall not be less than the Executive's Annual Salary. Such amount shall be payable in a lump sum within 14 days of the applicable Termination Date hereunder.

               (ii) In the event that any payments made to the Executive under this Agreement or otherwise (the "Payments") are subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Company shall pay the Executive an additional amount ("Gross Up") such that the net amount retained by the Executive after deduction of any Excise Tax on the Payments and any Federal and State income taxes and Excise Tax upon the Payments shall be equal to the Payments. For purposes of determining the amount of the Gross Up, the Executive shall be deemed to pay Federal, State and local income taxes at the highest marginal rate of taxation in the calendar year in which the Payment is to be made. State and local income taxes shall be determined based upon the state and locality of the Executive's domicile on the Termination Date. The determination of whether such Excise Tax is payable and the amount thereof shall be based upon the opinion of tax counsel selected by the Company and acceptable to the Executive. If such opinion is not finally accepted by the Internal Revenue Service upon audit, then appropriate adjustments shall be computed (without interest but with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined. The amount shall be paid by the appropriate party in one lump sum within 30 days of such computation; and

               (iii) All relocation and indemnity payments (as set forth in Section 1(e)(vi) hereof) if the Executive moves his principal residence more than 50 miles within one year from the Termination Date. 8. Death.

          (a) If the Executive shall die during the Employment Period but prior to the delivery of a Notice of Termination either (i) by the Company (other than by reason of disability) or (ii) by the Executive for Good Reason, the Executive's employment shall terminate and the Executive's estate, heirs, and beneficiaries shall receive all the Executive's Accrued Benefits through the

          Termination Date and, in addition, all benefits available to them under the benefit plans of the Parent and the Company as in effect on the Termination Date.

          (b) If the Executive shall die during the Employment Period, but after delivery of a Notice of Termination either (i) by the Company (other than by reason of disability) or (ii) by the Executive for Good Reason, the Executive's employment shall terminate on the date of death and the Executive's estate, heirs and beneficiaries shall be entitled to the benefits described in Section 8(a) hereof and, subject to the provisions of this Agreement, to the payments described in Section 7(b) hereof as the Executive would have been entitled to had the executive lived.

     9. Retirement. If, during the Employment Period, the Executive and the Company shall execute an agreement providing for the early retirement of the Executive from the Parent and the Company, or the Executive shall otherwise voluntarily choose to retire early from the Parent and the Company, the Executive shall receive Accrued Benefits through the Termination Date.

     10. Termination for Disability. If, during the Employment Period, as a result of the Executive's disability due to physical or mental illness, the Executive shall have been absent from the Executive's duties hereunder on a full-time basis for four consecutive months, and within 60 days after the Company notified the Executive in writing that it intends to terminate the Executive's employment, the Executive shall not have returned to the performance of the Executive's duties hereunder on a full-time basis, the Company may terminate the Executive's employment pursuant to the procedure set forth in Section 13 hereof. During the term of the Executive's disability prior to termination, the

Executive shall continue to receive all salary and benefits payable under Section 5 hereof, including participation in all employee benefit plans and programs in which the Executive was entitled to participate immediately prior to the disability provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred as the result of such disability, the Executive shall be entitled to receive an amount equal to the annual contributions, payments, credits or allocations which would have been paid by the Parent and the Company to the Executive, to the Executive's account or on the Executive's behalf under such plans and programs from which the Executive's continued participation is barred. In the event the Executive's employment is terminated on account of the Executive's disability in accordance with this section, the Executive shall receive any Accrued Benefits in accordance with Section 7(a) hereof and shall remain eligible for all benefits provided by any long-term disability programs of the Parent and/or the Company in effect at the time of such termination.

     11. Termination Not Giving Rise to Termination Payments. If, during the Employment Period, the Executive's employment is terminated for Cause, or if the Executive voluntarily terminates the Executive's employment other than for Good Reason, any such termination to be subject to the procedures set forth in Section 13 hereof, then the Executive shall be entitled to receive only Accrued Benefits pursuant to Section 7(a) hereof.

     12. Termination Giving Rise to Termination Payments.

          a) If, during the Employment Period, the Executive's employment is terminated by the Executive for Good Reason or by the Company, other than by reason of death or disability or Cause, any such termination to be subject to the procedures set forth in Section 13 hereof, then the Executive shall be entitled to receive pursuant to
     Section 7 hereof, Accrued Benefits and the Termination Payments.

          (b) If, at any time following the Employment Period while the Executive is employed by the Company, the Executive's employment is terminated by the Company other than by reason of death or Cause or by reason of the Executive's disability due to physical or mental illness resulting in the Executive's absence from duty on a full-time basis for a period of four consecutive months, then the Executive shall be entitled to receive, pursuant to Section 7 hereof, Accrued Benefits and the Termination Payments.

     13. Termination Notice and Procedure. Any termination by the Company, or by the Executive, of the Executive's employment during the Employment Period shall be communicated by written Notice of Termination to the Executive if such Notice is delivered by the Company if such Notice is delivered by the Executive, all in accordance with the following procedures:

          (a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth the reasonable detail the facts and circumstances alleged to provide a basis for termination.

          (b) Any Notice of Termination by the Company shall be approved by a resolution duly adopted by 75% of the directors of such entity (or any successor corporation) then in office, specifying in detail the basis for such termination.

          (c) Except as provided in Section 10 hereof with respect to termination of employment due to disability, the Executive shall have 60 days or such longer period as the Company may determine to be appropriate, to cure any conduct or act, if curable, alleged to provide grounds for termination of the Executive's employment under this Agreement.

     14. Obligations of the Executive.

          (a) Competition. The Executive agrees that if, during or following the Employment Period, the Executive's employment is terminated in a manner such that the Executive will or has received Termination Payments, the Executive shall not, for a period commencing on the Termination Date and ending after the lesser of three years or the number of years remaining in the Employment Period (rounded to the nearest one-twelfth), but in no event for a period of less than one year, either directly or indirectly as agent, stockholder, employee, officer, director, trustee, partner, proprietor or otherwise (except as the holder of no more than 5% of the stock of a publicly held company), engage in, render advice or assistance to (other than on behalf of the Parent, the Company or any of their Subsidiaries) or be employed by any person, firm or entity engaged in direct competition with the Parent, the Company or any of their Subsidiaries within a 50 mile radius of Gloversville, New York.

          (b) Confidential Information. During the Executive's employment by the Parent and the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Parent or the Company, except to the extent authorized in writing by the Board of Directors of the Company or required by any court or administrative agency, other than to an employee of the

     Parent, the Company, any of their Subsidiaries, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of duties as an executive of the Parent and/or the Company. Confidential Information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Parent or the Company. All records, files, documents and materials or copies thereof, relating to the Parent or the Company's business, which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Parent or the Company, and shall be promptly returned to the Parent or the Company upon termination of employment with the Parent or the Company.

     15. Expenses and Interest. If, after a Change of Control the Executive is entitled to Termination Payments hereunder, the Company shall also pay all legal fees and expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of
Section 4999 of the Code to any payment or benefit hereunder). Reimbursement of such legal fees and expenses shall be made on a regular and periodic basis by the Company upon the Executive's presentation to the Company of a statement of such fees and expenses prepared by his counsel under standard and customary methods. The Executive shall also be entitled to receive from the Company prejudgment interest on any money judgment obtained by the Executive calculated at the rate of interest announced by the Company from time to time as its prime rate from the date that payments to him should have been made under this Agreement.

     16. Payment Obligations Absolute. The Company's obligation during and after the Employment Period to pay or cause to be paid to the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Parent or the Company may have against him or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatsoever. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by him or benefits, including retirement benefits, provided to him as the result of employment by another employer after the Termination Date or otherwise.

     17. Successors.

          (a) If the Parent or the Company sells, assigns, or transfers all or substantially all of the business and assets to any person, excluding affiliates of the Parent or the Company, or if the Parent or the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this Agreement as of the Date of such event to the person which is either the acquiring or successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, condition and provision imposed by this Agreement upon the Company. In case of such assignment by the Company and of assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).

          (b) This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive under section 8, 9, 10, 11 and 12 hereof if the Executive had lived shall be paid, in the event of the Executive's death, to the Executive's estate, heirs and representatives. This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the Company's business and assets shall be transferred. This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company.

     18. Enforcement. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

     19. Amendment. At any time prior to a Change of Control, the Company, upon approval of its Board of Directors, may amend this Agreement, pursuant to written notice to the Executive. This Agreement may not be amended or modified at any time after a Change of Control except by written instrument executed by the Company and the Executive.

     20. Withholding. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

     21. Venue; Governing Law. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York. Any action concerning this Agreement shall be brought in the state courts located in Fulton County or the United States District Court for the Northern District of New York, and each party consents to the venue and jurisdiction of such courts.

     22. Notice. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

                     City National Bank and Trust Company
                     12-22 North Main Street
                     Gloversville, NY 12078

Or if to the Executive, at the address set forth below the Executive's signature line of this Agreement, or to such other address as the party to be notified shall have given to the other.

     23. No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this

Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     24. Headings. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

     25. Entire Agreement. This Agreement expresses the entire agreement of the parties with respect to the subject matter hereof.

                                [END OF TEXT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                     CITY NATIONAL BANK AND TRUST COMPANY

                      By:     /s/      George A. Morgan
                              _________________________________
                              Name:    George A. Morgan
                              Title:   Executive Vice President




                              /s/      William N. Smith
                              _________________________________
                                       WILLIAM N. SMITH
                                       172 Wesskum Woods Road
                                       Gloversville, NY  12078

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF FULTON  )

     On October 28, 1998, before me personally appeared George A. Morgan, to me known, who, being by me duly sworn, did depose and say that he resides in Gloversville, New York; that he is the Executive Vice President of City National Bank and Trust Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                            /s/ Carole Gottung
                                            _________________________________
                                            Notary Public

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF FULTON  )

     On October 28, 1998, before me, the subscriber, personally appeared WILLIAM N. SMITH, to me known and known to me to be the same person described in and who executed the within instrument and he acknowledge to me that he executed the same.

                                            /s/ Carole Gottung
                                            _________________________________
                                            Notary Public
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